Sweetwater Resources Announces LOI with Centaurus Tecnologies

Kerala India--(Marketwire ) - Sweetwater Resources, Inc. (OTC.BB: SWTR - News) Sweetwater Resources Inc. is pleased to announce that the company has entered into a Letter of Intent with Centaurus Technologies Inc. a privately held company based in Las Vegas Nevada, to acquire certain cultured diamond technology and related patent and intellectual property.

The terms and conditions of this transaction will be a combination of Common Stock of Sweetwater and the assumption of certain debts by Sweetwater. with final terms and conditions to be outlined in detail in a definitive agreement.

This Letter of Intent is subject to normal due diligence and the successful establishment of a mutually agreeable Definitive Agreement.

Sweetwater Resources, Inc. is a development stage company based in the United States that is traded on the Over the Counter Bulletin Board under the Symbol SWTR.

Certain statements in this press release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements may be identified by the use of words such as "anticipate," "believe," "expect," "future," "may," "will," "would," "should," "plan," "projected," "intend," and similar expressions.  Such forward-looking statements, involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Sweetwater Resources, Inc. (the Company) to be materially different from those expressed or implied by such forward-looking statements.

The Company's future operating results are dependent upon many factors, including but not limited to the Company's ability to: (i) obtain sufficient capital or a strategic business arrangement to fund its expansion plans; (ii) build the management and human resources and infrastructure necessary to support the growth of its business; (iii) competitive factors and developments beyond the Company's control; and (iv) other risk factors discussed in the Company's periodic filings with the Securities and Exchange Commission, which are available for review at www.sec.gov under "Search for Company Filings."

On Behalf of the Board of Directors

Jose Madappilly